UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4119	13-1860817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.40 per share	NUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2020, Nucor Corporation (the “Company”) completed the early settlement for Existing Notes (as defined below) tendered and accepted by the Company in the Company’s previously announced offers to exchange (collectively, the “Exchange Offers”) certain specified series of its outstanding debt securities (collectively, the “Existing Notes”) for a combination of the Company’s new 2.979% Notes due 2055 (the “New Notes”) and cash.

Pursuant to the Exchange Offers, the aggregate principal amounts of the Existing Notes set forth below were validly tendered and accepted and subsequently cancelled:

•	$106,569,000 aggregate principal amount of the Company’s 6.400% Notes due 2037 (the “Existing 6.400% Notes”);

•	$161,803,000 aggregate principal amount of the Company’s 5.200% Notes due 2043 (the “Existing 5.200% Notes”); and

•	$170,781,000 aggregate principal amount of the Company’s 4.400% Notes due 2048 (the “Existing 4.400% Notes”).

Following such cancellation, the aggregate principal amounts of the Existing Notes set forth below remain outstanding:

•	$543,431,000 aggregate principal amount of the Existing 6.400% Notes;

•	$338,197,000 aggregate principal amount of the Existing 5.200% Notes; and

•	$329,219,000 aggregate principal amount of the Existing 4.400% Notes.

In connection with the early settlement of the Exchange Offers, the Company has issued $439,153,000 aggregate principal amount of the New Notes and will pay an aggregate of $180,302,355.85 of cash consideration, excluding accrued and unpaid interest, in exchange for the validly tendered and accepted Existing Notes.

The New Notes are governed by and were issued pursuant to the terms of an indenture, dated as of August 19, 2014, as amended or supplemented by a first supplemental indenture, dated as of April 26, 2018, and a second supplemental indenture, dated as of May 22, 2020, and as further amended or supplemented by a third supplemental indenture, dated as of December 7, 2020 (the “Third Supplemental Indenture”), in each case, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (together, the “Indenture”).

The New Notes are the Company’s senior unsecured obligations and rank equally with the Company’s existing and future senior unsecured indebtedness. The New Notes will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and liabilities of the Company’s subsidiaries.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Third Supplemental Indenture) to secure indebtedness with a security interest on certain property or stock or to engage in certain sale and leaseback transactions with respect to certain properties. The New Notes are a new issue of securities with no established trading market. The Company does not intend to apply for the listing of the New Notes on any securities exchange or for quotation of such New Notes on any automated dealer quotation system.

The New Notes will mature on December 15, 2055, unless earlier redeemed or repurchased by the Company. The New Notes will bear interest at a rate of 2.979% per annum. The Company will pay interest on the New Notes semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2021. Interest on the New Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Payments of principal and interest to owners of book-entry interests are expected to be made in accordance with the procedures of The Depository Trust Company and its participants in effect from time to time.

At any time prior to June 15, 2055 (six months prior to the maturity date of the New Notes), the New Notes will be redeemable, in whole or in part, at any time or from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the New Notes to be redeemed; or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined in the Third Supplemental Indenture) on such New Notes being redeemed that would be due if the New Notes to be redeemed matured on the Par Call Date (as defined in the Third Supplemental Indenture), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Third Supplemental Indenture) (determined on the third business day preceding the redemption date), plus, in each case, accrued and unpaid interest thereon, to, but excluding, the redemption date.

On or after June 15, 2055 (six months prior to the maturity date of the New Notes), the New Notes will be redeemable, in whole or in part, at any time or from time to time, at the Company’s option, at 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the redemption date.

In addition, upon a Change of Control Triggering Event (as defined in the Third Supplemental Indenture), holders of the New Notes may require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their New Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such New Notes, to, but excluding, the purchase date (unless a notice of redemption has been delivered within 30 days after such Change of Control Triggering Event stating that all of the New Notes will be redeemed).

On December 7, 2020, in connection with the issuance of the New Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as lead dealer managers (the “Lead Dealer Managers”), and Deutsche Bank Securities Inc., RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc., Siebert Williams Shank & Co., LLC, Fifth Third Securities, Inc., PNC Capital Markets LLC and MUFG Securities Americas Inc., as co-dealer managers (together with the Lead Dealer Managers, the “Dealer Managers”). Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to (i) cause to be filed a registration statement with respect to a registered offer to exchange the New Notes for a new issue of notes with terms substantially identical in all material respects to the New Notes registered under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) cause the registration statement to become effective under the Securities Act within 365 days after the first issuance of the New Notes. Under the Registration Rights Agreement, the Company has also agreed to commence the exchange offer for the New Notes promptly after the registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) and to use its commercially reasonable efforts to complete the exchange offer not later than 60 days after such effective date. The

Company may be required to provide a shelf registration statement to cover resales of the New Notes under certain circumstances. If the Company fails to satisfy these obligations, it may be required to pay holders of the New Notes additional amounts.

The Dealer Managers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Dealer Managers and their respective affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. Additionally, the Trustee and/or its affiliates have engaged in, and may in the future engage in, commercial dealings in the ordinary course of business with the Company or its affiliates, including investment banking services and acting as lenders under various loan facilities. In particular, the Trustee and the affiliates of some of the Dealer Managers are participants in the Company’s unsecured revolving credit facility described in the Company’s filings with the SEC. The Dealer Managers and their respective affiliates and the Trustee and/or its affiliates have received, or may in the future receive, customary fees and commissions or other payments for these transactions. Further, U.S. Bancorp Investments, Inc., one of the Dealer Managers, is an affiliate of the Trustee.

The New Notes have not been registered under the Securities Act or any state securities laws. Accordingly, the New Notes may not be offered or sold in the United States or to any U.S. persons absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing summaries of documents described above do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as exhibits hereto and incorporated herein by reference or otherwise on file with the SEC.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 above is incorporated by reference, and the description of the New Notes incorporated herein is qualified in its entirety by reference to the Indenture and the form of global note which is included in Exhibit 4.1 filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Third Supplemental Indenture, dated as of December 7, 2020, between Nucor Corporation and U.S. Bank National Association, as trustee

4.2	Form of 2.979% Notes due 2055 (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of December 7, 2020, among Nucor Corporation, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as lead dealer managers, and Deutsche Bank Securities Inc., RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc., Siebert Williams Shank & Co., LLC, Fifth Third Securities, Inc., PNC Capital Markets LLC and MUFG Securities Americas Inc., as co-dealer managers

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL (included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: December 7, 2020	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President